UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2010

SUN HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12040	85-0410612
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (949) 255-7100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Distribution Agreement

Sun Healthcare Group, Inc. (“Sun”), Sabra Health Care REIT, Inc. (“Sabra”), and SHG Services, Inc. (“New Sun”) have entered into a distribution agreement, dated as of November 4, 2010 (the “Distribution Agreement”), that provides for various actions to be taken in connection with the distribution to Sun stockholders on a pro rata basis of all of the outstanding shares of common stock of New Sun (the “Separation”) and the merger of Sun with and into Sabra (the “REIT Conversion Merger”), the conditions to the Separation and the relationship between the parties subsequent to the Separation.

Pursuant to the Distribution Agreement, any liability arising from or relating to legal proceedings involving Sun’s healthcare business prior to the Separation will be assumed by New Sun, and New Sun will indemnify Sabra against any losses arising from or relating to such legal proceedings. The Distribution Agreement provides that any liability arising from or relating to legal proceedings involving Sun’s real property assets to be owned by Sabra will be assumed by Sabra and that Sabra will indemnify New Sun against any losses arising from or relating to such legal proceedings. Any liability arising from or relating to legal proceedings prior to the Separation, other than those arising from or relating to legal proceedings involving Sun’s healthcare business or such real property assets, will be assumed by New Sun.

In addition, the Distribution Agreement provides for cross-indemnities that require (i) Sabra to indemnify New Sun (and its subsidiaries, directors, officers, employees and agents and certain other related parties) against all losses arising from or relating to the liabilities being assumed by Sabra or the breach of the Distribution Agreement by Sabra and (ii) New Sun to indemnify Sabra (and its subsidiaries, directors, officers, employees and agents and certain other related parties) against all losses arising from or relating to the liabilities being assumed or retained by New Sun or the breach of the Distribution Agreement by New Sun.

Pursuant to the Distribution Agreement, each of the parties agrees to use commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable to consummate the transactions contemplated by the Distribution Agreement. The Distribution Agreement provides that if any contemplated internal mergers and stock and asset transfers have not been effected on or prior to the date of the Separation, the parties will cooperate to effect these transfers as quickly thereafter as reasonably practicable. The entity retaining any asset or liability that should have been transferred prior to completion of the Separation will continue to hold that asset for the benefit of the party entitled thereto or that liability for the account of the party required to assume it, and must take any other action as may be reasonably requested by the party to whom such asset was to be transferred or by whom such liability was to be assumed in order to place such party, insofar as reasonably possible, in the same position as would have existed had such asset or liability been transferred or assumed as contemplated by the Distribution Agreement.

New Sun and Sabra have agreed in the Distribution Agreement that New Sun will pay all costs associated with the Separation and the other transactions contemplated by the Distribution Agreement that are incurred prior to the Separation. With limited exceptions, all costs relating to the Separation and the other transactions contemplated by the Distribution Agreement that are incurred after the Separation will be borne by the party incurring such costs.

With respect to any period in which Sabra has made or will make an election to be taxed as a real estate investment trust (“REIT”), New Sun will not make any indemnity payments to Sabra in an amount that could cause Sabra to fail to qualify as a REIT. The unpaid amount, if any, of such indemnity will be placed in escrow and will be paid to Sabra only upon the satisfaction of certain conditions related to the REIT income requirements under the Internal Revenue Code of 1986, as amended. Any such amount held in escrow after five years will be released back to New Sun.

The Distribution Agreement also provides for the allocation of the net cash of Sun as of the Distribution Date between New Sun and Sabra as described in a schedule to the Distribution Agreement.

The Distribution Agreement is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by this reference. This description of the material terms of the Distribution Agreement is qualified in its entirety by reference to such exhibit.

Transition Services Agreement

New Sun and Sabra have entered into a transition services agreement, dated as of November 4, 2010 and effective as of the effective time of the REIT Conversion Merger (the “Transition Services Agreement”), pursuant to which New Sun may provide certain services to Sabra on a transitional basis following the Separation.

To the extent requested by Sabra, New Sun will provide Sabra with administrative and support services on a transitional basis pursuant to the Transition Services Agreement, including finance and accounting, human resources, legal support, and information systems support (each, a “Transition Service”) for a period of up to one year, subject to any permitted extensions contained therein. The Transition Services Agreement provides for Sabra to pay New Sun a rate per labor hour of actual services rendered.

The Transition Services Agreement provides that Sabra has the right to terminate a Transition Service after an agreed notice period. The Transition Services Agreement also contains provisions whereby Sabra generally agrees to indemnify New Sun for all claims, losses, damages, liabilities and other costs incurred by New Sun to a third party that arise in connection with the provision of a Transition Service, other than those costs resulting from New Sun’s gross negligence or willful misconduct.

The Transition Services Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by this reference. This description of the material terms of the Transition Services Agreement is qualified in its entirety by reference to such exhibit.

The Lease Agreements

Subsidiaries of New Sun (each a “Tenant”) and subsidiaries of Sabra (each a “Lessor”) have entered into multiple leases and master lease agreements, that, with certain exceptions, are expected to be effective as of the Separation (the “Lease Agreements”), that set forth the terms pursuant to which subsidiaries of New Sun will lease from subsidiaries of Sabra all of the real property that Sabra’s subsidiaries will own immediately following the Separation (representing 86 of the 202 properties that subsidiaries of Sun operated as of October 1, 2010). The parties to the Lease Agreements consist of multiple Lessors and multiple Tenants. The obligations of the Tenants under the Lease Agreements are guaranteed by New Sun.

The Lease Agreements provide for an initial term of between 10 and 15 years with no purchase options. Amounts due under the Lease Agreements are fixed (except for an annual rent escalator described below), and there is no contingent rental income based upon the revenues or net income which may be derived by subsidiaries of New Sun from the real property leased by New Sun pursuant to the Lease Agreements. Under the Lease Agreements, there is an annual rent escalator equal to the product of (a) the lesser of the percentage change in the Consumer Price Index (but not less than zero) or 2.5%, and (b) the prior year’s rent. The initial annual aggregate base rent payable by subsidiaries of New Sun under the Lease Agreements is approximately $70.2 million.

At the option of the Tenant, the Lease Agreements may be extended for up to two five-year renewal terms beyond the initial term. If the Tenant elects to renew the term of the applicable Lease Agreement, the renewal will be effective as to all, but not less than all, of the leased property then subject to the applicable Lease Agreement. The term of the Lease Agreements is subject to termination prior to the expiration of the then current term upon default by the Tenant in its obligations, if not cured within any applicable cure periods set forth in the Lease Agreements, and certain other conditions described in the Lease Agreements, such as material damage to or destruction or condemnation of a leased property. In addition, in the event the Lessors are interested in disposing of any or all of the leased property which is the subject of the Lease Agreements, the Lease Agreements provide, with certain exceptions, that the Tenant will have a first right to negotiate with the Lessor with respect to the terms of the purchase of the affected leased property.

The Lease Agreements are commonly known as a triple-net lease. Accordingly, in addition to rent, the Tenant is required to pay the following: (i) all facility maintenance, (ii) all insurance required in connection with the leased properties and the business conducted on the leased properties, (iii) certain taxes levied on or with respect to the leased properties (other than taxes on the income of the Lessor) and (iv) all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. Events of default under the Lease Agreements include the acceleration of indebtedness under New Sun’s credit facility resulting from a default by New Sun.

The Lease Agreements require that the Tenant utilize a leased property solely for the provision of healthcare services as specified in the Lease Agreements and related uses and such other uses as the Lessor of the leased property may otherwise approve. The Tenant is responsible for maintaining or causing to be maintained all licenses, certificates and permits necessary for the leased properties to comply with various healthcare and other regulations. With certain exceptions, the Tenant is also obligated to operate continuously each leased property as a provider of healthcare services.

The form of the Lease Agreements is filed as Exhibit 10.2 to this Form 8-K and the form of the Guaranty of the Lease Agreements by New Sun is filed as Exhibit 10.3 to this Form 8-K, and such agreements are incorporated herein by this reference. This description of the material terms of the Lease Agreements and the Guaranty is qualified in its entirety by reference to such exhibits.

Sabra Senior Secured Revolving Credit Facility

On November 3, 2010, Sabra Health Care Limited Partnership, of which Sabra is the sole general partner (the “Operating Partnership”), and certain subsidiaries of the Operating Partnership (together with the Operating Partnership, the “Borrowers”) entered into a Credit Agreement (the “Sabra Credit Agreement”) with certain lenders as set forth in the Sabra Credit Agreement and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (each as defined in the Sabra Credit Agreement).

The Sabra Credit Agreement provides for up to a $100.0 million senior secured revolving credit facility (up to $15.0 million of which may be utilized for letters of credit) and includes an accordion feature that allows the Borrowers, through the increase in commitments from existing lenders and/or the addition of new lenders, to increase the borrowing availability under the Sabra Credit Agreement by up to an additional $100.0 million. Borrowing availability under the Sabra Credit Agreement is subject to a borrowing base calculation based on, among other factors, the lesser of (i) the mortgageability cash flow (as such term is defined in the Sabra Credit Agreement) or (ii) the appraised value, in each case of the properties securing the Sabra Credit Agreement. The Sabra Credit Agreement will not be available for borrowing by Sabra until completion of the Separation and REIT Conversion Merger. At that time or soon thereafter, Sabra expects that approximately $87.6 million will initially be available for borrowing under the Sabra Credit Agreement. Borrowing availability under the Sabra Credit Agreement terminates, and all borrowings mature, on November 3, 2013, subject to a one-year extension option.

Borrowings under the Sabra Credit Agreement bear interest on the outstanding principal amount at a rate equal to an applicable percentage plus, at the Borrowers’ option, either (a) a LIBOR rate determined by reference to the cost of funds for Eurodollar deposits for the interest period relevant to such borrowing (the “Eurodollar Rate”), or (b) a base rate determined by reference to the highest of (i) the federal funds rate plus one-half of 1.0%, (ii) the prime rate as announced by Bank of America (the “Base Rate”), and (iii) a LIBOR rate determined by reference to the cost of funds for Eurodollar deposits for a one-month period plus 1.0%. The applicable percentage for borrowings under the Sabra Credit Agreement is 3.00% per annum for borrowings at the Base Rate and 4.00% per annum for borrowings at the Eurodollar Rate.

In addition to paying interest on outstanding principal under the Sabra Credit Agreement, the Borrowers are required to pay a facility fee of 0.50% per annum to the lenders in respect of unused borrowings under the Sabra Credit Agreement.

The Sabra Credit Agreement is secured by, among other things, (i) a first priority lien against certain of the properties owned by certain subsidiaries of Sabra (collectively, the “Borrower Subsidiaries”) and will include initially certain of the properties that Sabra, through its subsidiaries, will acquire in connection with the Separation and REIT Conversion Merger, (ii) a first priority lien against all personal property owned from time to time by such Borrower Subsidiaries, and (iii) a first priority lien against the membership interests of the Borrower Subsidiaries which are owned by the Operating Partnership. The obligations of the Borrowers under the Sabra Credit Agreement are guaranteed by Sabra and certain subsidiaries of Sabra.

The Sabra Credit Agreement contains customary covenants that include restrictions on the ability to make acquisitions and other investments, pay dividends, incur additional indebtedness, engage in non-healthcare related business activities, enter into transactions with affiliates and sell or otherwise transfer certain assets as well as customary events of default. The Sabra Credit Agreement also requires Sabra, through the Borrowers, to comply with specified financial covenants, which include a maximum leverage ratio, a minimum fixed charge ratio and a minimum tangible net worth requirement.

The Sabra Credit Agreement is filed as Exhibit 10.4 to this Form 8-K and is incorporated herein by this reference. This description of the material terms of the Sabra Credit Agreement is qualified in its entirety by reference to such exhibit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 under the heading “Sabra Senior Secured Revolving Credit Facility” is incorporated herein by reference into this Item 2.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of Sun (the “Special Meeting”) was held on November 4, 2010. The following are the voting results on the proposals considered at the Special Meeting:

The first matter voted on at the Special Meeting was the proposed Separation. The results were as follows:

For	Against	Abstain	Broker Non-Votes
65,530,394	185,796	30,220	N/A

The second matter voted on at the Special Meeting was a proposal to adopt the agreement and plan of merger between Sun and Sabra, which contemplates, immediately following the Separation, the REIT Conversion Merger. The results were as follows:

For	Against	Abstain	Broker Non-Votes
65,530,097	183,818	32,495	N/A

Item 8.01	Other Events.

Sun is a party to an indenture dated as of April 12, 2007 with respect to its 9.125% senior subordinated notes due 2015. On November 4, 2010, Sun notified the trustee under the indenture that it has elected to redeem such notes and, concurrently with delivery of such notice, Sun deposited with the trustee the full redemption amount for the notes. In accordance with the redemption provisions of the notes and the indenture dated as of April 12, 2007 between Sun, as issuer, and Wells Fargo Bank, National Association, as trustee, the notes will be redeemed at a price equal to 100.00% of the principal amount, plus accrued and unpaid interest on the notes up to the redemption date of December 6, 2010 and the applicable redemption premium.

On November 5, 2010, Sun issued a press release announcing results of the Special Meeting and details concerning the timing of Sun’s previously announced plan to restructure its business by separating its operating assets and its real estate assets into two separate publicly-traded companies. A copy of the press release is included as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Distribution Agreement, dated November 4, 2010, by and among Sun Healthcare Group, Inc., Sabra Health Care REIT, Inc. and SHG Services, Inc.*

10.1	Transition Services Agreement, dated November 4, 2010 and effective as of the effective time of the REIT Conversion Merger, by and between SHG Services, Inc. and Sabra Health Care REIT, Inc.

10.2	Form of Master Lease Agreement entered into between subsidiaries of SHG Services, Inc. and subsidiaries of Sabra Health Care REIT, Inc. that, with certain exceptions, is expected to be effective as of the Separation with respect to the 86 properties to be owned by subsidiaries of Sabra Health Care REIT, Inc. following the Separation and REIT Conversion Merger.

10.3	Form of Guaranty entered into by SHG Services, Inc. in favor of subsidiaries of Sabra Health Care REIT, Inc., as landlords under the Master Lease Agreements.

10.4	Credit Agreement, dated November 3, 2010, among Sabra Health Care Limited Partnership, Sabra Idaho, LLC, Sabra California II, LLC, Oakhurst Manor Nursing Center LLC, Sunset Point Nursing Center LLC, Sabra New Mexico, LLC, Sabra Ohio, LLC, Sabra Kentucky, LLC, Sabra NC, LLC, Sabra Connecticut II LLC, West Bay Nursing Center LLC and Orchard Ridge Nursing Center LLC, as Borrowers, Sabra Health Care REIT, Inc., as REIT Guarantor, the other guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer.

99.1	Press release, dated November 5, 2010.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/S/ MIKE BERG
Name:	Mike Berg
Title:	Secretary

Dated: November 5, 2010

EXHIBIT INDEX

Exhibit Number	Description

2.1	Distribution Agreement, dated November 4, 2010, by and among Sun Healthcare Group, Inc., Sabra Health Care REIT, Inc. and SHG Services, Inc.*

10.1	Transition Services Agreement, dated November 4, 2010 and effective as of the effective time of the REIT Conversion Merger, by and between SHG Services, Inc. and Sabra Health Care REIT, Inc.

10.2	Form of Master Lease Agreement entered into between subsidiaries of SHG Services, Inc. and subsidiaries of Sabra Health Care REIT, Inc. that, with certain exceptions, is expected to be effective as of the Separation with respect to the 86 properties to be owned by subsidiaries of Sabra Health Care REIT, Inc. following the Separation and REIT Conversion Merger.

10.3	Form of Guaranty entered into by SHG Services, Inc. in favor of subsidiaries of Sabra Health Care REIT, Inc., as landlords under the Master Lease Agreements.

10.4	Credit Agreement, dated November 3, 2010, among Sabra Health Care Limited Partnership, Sabra Idaho, LLC, Sabra California II, LLC, Oakhurst Manor Nursing Center LLC, Sunset Point Nursing Center LLC, Sabra New Mexico, LLC, Sabra Ohio, LLC, Sabra Kentucky, LLC, Sabra NC, LLC, Sabra Connecticut II LLC, West Bay Nursing Center LLC and Orchard Ridge Nursing Center LLC, as Borrowers, Sabra Health Care REIT, Inc., as REIT Guarantor, the other guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer.

99.1	Press release, dated November 5, 2010.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.